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                                                                     Exhibit 5.1


(214) 969-1700

                                August 24, 1998


Titan Exploration, Inc.
500 West Texas, Suite 500
Midland, Texas 79701

     Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as counsel for Titan Exploration, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 200,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), for issuance under the Titan 401(k) Plan (the "Plan") and of an indeterminate amount of interests in the Plan (the "Interests").

     We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares and the Interests under the Securities Act.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the resolutions of the Company's Board of Directors establishing the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

     Based upon the foregoing and in reliance thereon, we advise you that in our opinion (i) the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable, and (ii) the Interests, when offered and issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Respectfully submitted,

                                 THOMPSON & KNIGHT,
                                 A Professional Corporation


                                 By:     /s/ Joe Dannenmaier
                                      -------------------------
                                      Joe Dannenmaier, Attorney